UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report: April 3, 2013 (April 2, 2013)

(Date of Earliest Event Reported)

PENN VIRGINIA CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Virginia	1-13283	23-1184320
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Four Radnor Corporate Center, Suite 200 100 Matsonford Road, Radnor, Pennsylvania	19087
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 687-8900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Agreement to Purchase Eagle Ford Hunter, Inc.

On April 2, 2013, Penn Virginia Corporation (“PVA,” “we” or “our”) and its wholly-owned subsidiary, Penn Virginia Oil & Gas Corporation (“PVOG”), entered into a stock purchase agreement (the “Stock Purchase Agreement”) with Magnum Hunter Resources Corporation (“MHR”), pursuant to which PVOG will acquire (the “Acquisition”) all of the equity interests in MHR’s wholly-owned subsidiary, Eagle Ford Hunter, Inc. (“Eagle Hunter”), for an aggregate purchase price of approximately $400 million, subject to customary adjustments as provided in the Stock Purchase Agreement. We intend to finance the pending acquisition with a combination of debt and equity, as well as cash on hand. Under the terms of the Stock Purchase Agreement, up to $40 million of the purchase price may be paid, at our option, in shares of PVA common stock, and the remainder of the purchase price must be paid in cash. In connection with the entry into the Stock Purchase Agreement, we will pay a deposit of $10 million to MHR, which will be applied towards the purchase price at the closing of the Acquisition. The Acquisition is scheduled to close on May 2, 2013.

The Stock Purchase Agreement contains customary representations and warranties and covenants, including provisions for indemnification, subject to the limitations described in the Stock Purchase Agreement.

The Acquisition is scheduled to close on May 2, 2013, or such other date as may be mutually agreed to by PVA and MHR, and is subject to certain customary closing conditions. The parties may terminate the Stock Purchase Agreement if any of the closing conditions have not been satisfied or the transaction has not closed on or before May 17, 2013. The Stock Purchase Agreement provides that we will be required to pay MHR a $25 million termination fee if the Stock Purchase Agreement is terminated under certain circumstances. There is no financing condition to our obligation to consummate the transaction.

Guaranty Agreement

In connection with the entry into the Stock Purchase Agreement, PVA entered into a Guaranty (the “Guaranty”), dated as of April 2, 2013, in favor of MHR. Pursuant to the Guaranty, PVA guaranteed the full and prompt performance and payment by PVOG of all of the amounts to be paid and all agreements, covenants and other obligations required to be performed, observed or satisfied by PVOG pursuant to the terms of or under the Stock Purchase Agreement and/or the documents required to be executed and delivered by PVOG pursuant to the Stock Purchase Agreement (collectively with the Stock Purchase Agreement, the “Transaction Documents”) and all other or additional obligations of PVOG, or any increases, extensions and rearrangements of the foregoing obligations, under any amendments, supplements and other modifications to the Transaction Documents.

Credit Agreement Amendment

In connection with the entry into the Stock Purchase Agreement, on April 2, 2013, PVA entered into the Waiver and First Amendment to that certain Credit Agreement, dated as of September 28, 2012, among Penn Virginia Holding Corp., as borrower, PVA, as parent, the lenders party thereto and Wells Fargo Bank, National Association, as administrative agent (the “Credit Agreement Amendment”). Pursuant to the Credit Agreement Amendment, the lenders have agreed (i) to permit the Acquisition, subject to, among other things, certain notice requirements, delivery of due diligence materials reasonably requested by the administrative agent and delivery of a compliance certificate giving pro forma effect to the Acquisition and showing no Default or Event of Default, (ii) to permit the repurchase of some or all of the PVA equity that may be issued to MHR and (iii) to permit the Bridge Loan described below.

A copy of the Credit Agreement Amendment is attached as Exhibit 10.1 to this Current Report on Form 8-K, is incorporated herein by reference and is hereby filed. The description of the Credit Agreement in this Current Report on Form 8-K is a summary and is qualified in its entirety by reference to the complete text of such agreement.

Bridge Commitment

In connection with our entry into the Stock Purchase Agreement, we obtained a commitment (the “Bridge Commitment”) from Royal Bank of Canada and WF Investment Holdings, LLC to arrange certain senior unsecured bridge loans (the “Bridge Loan”) in an aggregate amount up to $250 million (the “Committed Amount”). The Bridge Commitment will expire upon the earliest to occur of (1) 5:00 p.m. Central Time on May 17, 2013 if the consummation of the Acquisition shall not have occurred by such date, (2) the consummation of the Acquisition without use of the Bridge Loan, (3) the date of execution and delivery of the definitive documents governing the Bridge Loan and (4) the termination of the Stock Purchase Agreement in accordance with the terms thereof. The Bridge Loan is available to fund a portion of the Acquisition purchase price in the event we are unable to obtain alternative financing therefor.

An affiliate of Royal Bank of Canada has acted as our financial advisor in connection with the Acquisition. An affiliate of WF Investment Holdings, LLC has acted as the trustee under our Senior Notes due 2016 and our Senior Notes due 2019. Affiliates of both Royal Bank of Canada and WF Investment Holdings, LLC are also lenders under the credit agreement referenced above.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosures required by this item are included in Item 1.01 and are incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 under the heading “Agreement to Purchase Eagle Ford Hunter, Inc.” is incorporated herein by reference. If made, the issuance of PVA common stock pursuant to the Stock Purchase Agreement will be made in reliance upon an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(2) thereof.

Item 7.01	Regulation FD Disclosure.

On April 3, 2013, PVA announced that it entered into the Stock Purchase Agreement. A copy of the press release, dated April 3, 2013, is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information presented herein under Item 7.01 and set forth in the attached Exhibit 99.1 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and is not to be incorporated by reference into any filing of PVA under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Waiver and First Amendment to Credit Agreement, dated as of April 2, 2013, among Penn Virginia Holding Corp., as borrower, Penn Virginia Corporation, as parent, the lenders party thereto and Wells Fargo Bank, National Association, as administrative agent.

99.1	Press Release dated April 3, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 3, 2013

Penn Virginia Corporation

By:	/s/ Nancy M. Snyder
Name:	Nancy M. Snyder
Title:	Executive Vice President, Chief Administrative Officer, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Waiver and First Amendment to Credit Agreement, dated as of April 2, 2013, among Penn Virginia Holding Corp., as borrower, Penn Virginia Corporation, as parent, the lenders party thereto and Wells Fargo Bank, National Association, as administrative agent.

99.1	Press Release dated April 3, 2013.